RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

January 10, 2014

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C.  20549-7561

Re: American Business Services, Inc.

SEC File No. 000-54985

On January 6, 2014 my appointment as auditor for American Business Services, Inc. ceased. I have read American Business Services, Inc.’s statements included under Item 4.01 of its Form 8-K dated January 10, 2014 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant